Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” in the Registration Statement (Form S-3 No. 333-130090) and related Prospectus of The Hain Celestial Group, Inc. for the registration of 6,090,351 shares of its common stock and to the incorporation by reference therein of our reports dated August 31, 2005, with respect to the consolidated financial statements and schedule of The Hain Celestial Group, Inc. and Subsidiaries, The Hain Celestial Group Inc.’s management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of The Hain Celestial Group, Inc. and Subsidiaries included in its Annual Report on Form 10-K for the year ended June 30, 2005 and Amendment No. 1 to its Annual Report (Form 10-K) for the year ended June 30, 2005, filed  with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Melville, New York
December 12, 2005